Exhibit 16

C1

Most & Company, LLP

Certified Public Accountants

330 Fifth Avenue

New York, NY 10001

Tel 212-944-4433

Fax 212-481-3284

October 30, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We had been the independent registered accountants of Develocap, Inc., an inactive registrant. On October 29, 2008, we were notified that were had been dismissed as independent registered accountants and a Form 8-K had been filed.

We had never been notified of such dismissal and never received a copy of such Form 8-K to review and provide our letter. We will provide such a letter upon our review of an amended Form 8-K.

Very truly your,

/s/ Most & Company, LLP

Most & Company, LLP

C2

November 4, 2008

Chief Accountants Office, Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read the statements made by Develocap, Inc., which were filed with the Commission pursuant to Item 4.01, Changes in Registrant’s Certifying Accountants, of Form 8-K/A1, as part of the Company’s Current Report on Form 8-K dated, October 13, 2007, which we understand will be filed on November 5, 2008. We agree with such statements in paragraphs A., B., D., E., F., and G. of Item 4.01 of such Form 8-K in regard to Most & Company, LLP. We have no basis on which to agree or disagree any other statements made in the Form 8-K.

Very truly yours,

/s/ Most & Company, LLP

Most & Company, LLP

Independent Registered Public Accounting Firm